UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	001-04743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.00 per share	SMP	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 1, 2021, Standard Motor Products, Inc. (the “Company”) announced that it has acquired all of the capital stock of Trumpet Holdings, Inc. (d/b/a Trombetta), pursuant to a Stock Purchase Agreement, dated as of May 31, 2021, among the Company and Fulham Investors, L.P., Fulham Investors II, L.P. and all of the other shareholders of Trombetta (the “Agreement”), for $108 million, subject to certain post-closing adjustments. The acquisition closed as of May 31, 2021. The Agreement provides for customary representations, warranties, indemnities and post-closing covenants.

Trombetta is leading manufacturer and distributor of power switching and power management products to OE customers in various markets, with manufacturing facilities in Milwaukee, Wisconsin, Sheboygan Falls, Wisconsin, and Tijuana, Mexico, as well as a majority ownership in a joint venture in Asia.

The Company has financed the acquisition from cash on hand and through borrowings under its revolving credit facility with JPMorgan Chase Bank, N.A., as agent.

A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated June 1, 2021 announcing Standard Motor Products, Inc.’s acquisition of Trombetta.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ Nathan R. Iles
Nathan R. Iles
Chief Financial Officer

Date: June 1, 2021

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 1, 2021 announcing Standard Motor Products, Inc.’s acquisition of Trombetta.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.